UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Macy’s, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To: All Macy’s, Inc. colleagues

From: Tony Spring

A Message from Tony Spring

Hi everyone,

I want to let you know about two external communications that our company issued today.

First, we filed a “preliminary” proxy statement with the Securities and Exchange Commission (SEC). For those unfamiliar, this filing contains information regarding our company and our Annual Meeting of Shareholders on May 17, 2024.

The preliminary proxy filing also contains details about our discussions with Arkhouse and Brigade. As part of the Board’s review of Arkhouse and Brigade’s latest unsolicited, non-binding proposal, the Board has proposed these firms sign a confidentiality agreement to enable due diligence. It is important to recognize that, as we have said in previous communications, no agreement regarding any transaction has been reached and no decision to pursue any transaction has been made.

With the filing of the preliminary proxy, the cadence of our external communication may increase, and we anticipate ongoing attention on Macy’s, Inc. As a public company, while we’re likely to be limited in what we can say beyond these communications, we will continue to keep you updated when there’s meaningful information to share. Of course, if you have questions, we encourage you to reach out to your People Leader.

Second, we issued a press release announcing that Doug Sesler, formerly Head of Real Estate for Macy’s, Inc., will be standing for election to our Board of Directors at our upcoming Annual Meeting of Shareholders. Some of you may remember Doug from when he oversaw our real estate portfolio, and we are pleased at the prospect of him joining the Board. We are confident his expertise and perspectives will be additive to the diverse skill sets of our other directors.

As Doug stands for election to the Board, Frank Blake who, among several distinguished roles, formerly led The Home Depot, will be retiring in light of our company’s mandatory Board retirement age. We are grateful for Frank’s many contributions over his eight years of service.

As you have heard me say, it’s still business as usual. Let’s stay focused on our customer and work together to deploy “A Bold New Chapter” to reposition the company, enhance the customer experience, and deliver on our growth objectives.

Thank you for your commitment to Macy’s, Inc.

Forward-Looking Statements

All statements in this letter that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s, Inc.’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s, Inc.’s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy’s, Inc.’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 28, 2023. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding Proxy Solicitation

Macy’s, Inc. has filed a preliminary proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2024 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). Macy’s, Inc., its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of Macy’s, Inc.’s directors and executive officers and their respective interests in Macy’s, Inc. by security holdings or otherwise is set forth in the Company’s preliminary proxy statement for the 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March

14, 2024 (the “2024 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/794367/000155837024003247/m-20240517xpre14a.htm. Please refer to the sections captioned “Stock Ownership,” “Fiscal 2023 Non-Employee Director Compensation Table” and “Compensation of the Named Executive Officers for 2023” in the 2024 Proxy Statement. To the extent holdings of such participants in Macy’s, Inc.’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Macy’s, Inc.’s Annual Report on Form 10-K for the year ended January 28, 2023, filed with the SEC on March 24, 2023 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/794367/000162828023009154/m-20230128.htm. Details concerning the nominees of the Macy’s, Inc. Board of Directors for election at the 2024 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF MACY’S, INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING MACY’S, INC.’S PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, and other documents filed by Macy’s, Inc. with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Macy’s, Inc.’s investor relations website at https://macysinc.com/investors.